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                                                                   Draft 7/26/96


                                VOTING AGREEMENT


     THIS VOTING AGREEMENT (the "Agreement") is entered into as of the ___ day of August, 1996, by and among the stockholders named on the signature pages hereto (each a "Stockholder and collectively, the "Stockholders") and STX Acquisition Corp. (the "Company"), to be renamed "Sterling Chemicals Holdings, Inc." ("Holdings") after the Merger (as defined below).

     WHEREAS, the Stockholders are purchasers in that certain private placement (the "Equity Private Placement") of common stock, par value $.01 per share, of the Company ("Company Common Stock"); and

     WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of April 24, 1996, between the Company and Sterling Chemicals, Inc., pursuant to which the Company will merge with and into Sterling Chemicals, Inc. (the "Merger") and the Stockholders will receive common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") for shares of Company Common Stock purchased in the Equity Private Placement.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, covenant and agree as follows:

     1. Effectiveness of the Agreement. This Agreement has been entered into in connection with the Equity Private Placement to become effective upon the consummation of the Merger and shall become effective as of the date of the Merger.

     2.  Board of Directors.

     (a) Composition. The parties acknowledge and agree that the Board of Directors of Holdings (the "Board"), upon consummation of the Merger, shall at all times consist of seven directors, of which two members will be designated as follows:

     (i) The Clipper Designee. The "Clipper Investors" shall mean Clipper Capital Associates, L.P., Clipper Equity Partners I, L.P., Clipper/Merchant Partners, L.P., Clipper/European Re, L.P., Clipper/Merban, L.P., CS First Boston Merchant Investments 1995/96, L.P., certain accredited investors who enter into agreements with Clipper Capital Associates, L.P. under which such partnership acts as a nominee with respect to Holdings Common Stock purchased on behalf of such individuals and those employees of CS First Boston Corporation who enter into subscription agreements with the Company. Clipper Equity Partners I, L.P., or if it ceases to hold Holdings Common Stock, the remaining Clipper Investors shall be entitled to designate one individual (the "Clipper Designee") as a director nominee to serve as a Director on the Board. Such designation shall be made annually, subject to interim designations to fill any vacancy with respect to the Clipper Designee pursuant hereto, by written notice to Holdings signed by Clipper Equity Partners I, L.P., or if it ceases to hold
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          Holdings Common Stock, the remaining Clipper Investors.  Clipper
          Equity Partners I, L.P., or if it ceases to hold Holdings Common Stock, the remaining Clipper Investors, shall have the right to designate the Clipper Designee so long as the Clipper Investors own an aggregate of 5% or more of the outstanding Holdings Common Stock. In addition, for so long as the Clipper Investors own an aggregate of 5% or more of the outstanding Holdings Common Stock, Clipper Equity Partners I, L.P., or if it ceases to hold Holdings Common Stock, the remaining Clipper Investors shall have the right to designate from time to time an observer who shall have the right to attend meetings of the Board and to receive information delivered to the Board, at the expense of the Clipper Investors.

     (ii) Koch Industries, Inc. Designee. Koch Equities Inc. (in its capacity as a Stockholder, "Koch") shall be entitled to designate one individual (the "Koch Designee" and with the TSG Designees, the Unicorn Designee and the Clipper Designee, the "Designees") as a director nominee to serve as a Director on the Board. Such designation shall be made annually, subject to interim designations to fill any vacancy with respect to the Koch Designee pursuant hereto, by written notice to Holdings signed by Koch. Koch shall have the right to designate the Koch Designee so long as Koch owns an aggregate of 5% or more of the outstanding Holdings Common Stock.

     (b) Replacement of Designees. Whenever any Designee nominated hereunder (and thereafter elected) ceases to serve on the Board (whether by reason of death, resignation, removal or otherwise), the party who designated such director nominee shall be entitled to designate a successor director nominee to fill the vacancy thereby created with such successor designation being made in accordance with the provisions of Section 2(a) and the rights and limits set forth therein.

     3.  Voting.

     (a) Election of Designees.  Holdings shall recommend the slate of designees
in Section 2 hereof for election by the Stockholders.   Each of the Stockholders
agrees to vote all shares of Holdings Common Stock or other Holdings securities with voting rights held by such party for the slate of Designees or any replacement director to the Board designated in accordance with Section 2 hereof.

     (b) Removal of Designees. Each Stockholder agrees that such Stockholder shall not vote any of the securities of Holdings beneficially owned by such Stockholder for the removal of any Designee without the prior written approval of the party who designated such Designee as

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provided in Section 2 hereof. If at any time one of the designating parties described in Section 2 notifies Holdings of its desire to have removed one or more of the their respective Designees, each Stockholder agrees that such Stockholder shall, at each meeting of stockholders of Holdings (or by written consent of the holders of shares of voting securities of Holdings without a meeting), vote all of the securities of Holdings beneficially owned by it for the removal of such director.

     (c) Vacancies. If any group entitled to designate a nominee or nominees for director pursuant to Section 2 this Agreement chooses not to designate a nominee or nominees for director, such directorship or directorships shall remain vacant unless such vacancy results in less than the minimum number of directors required by law or by the charter or bylaws of Holdings as then in effect, in which case such vacancy shall be filled by an individual elected by a majority of the directors then serving.

     4.  Certain Restrictions on Sale of Holdings Common Stock.

     (a) Each certificate for shares of Holdings Common Stock owned by any Stockholder shall bear the following legend:

     The shares represented by this certificate are subject to the terms and conditions of a Voting Agreement, copy of which is on file with the Secretary of Sterling Chemicals Holdings, Inc., and are held and may be sold, assigned, transferred or otherwise disposed of only in accordance with such agreement.

     5.  Representations and Warranties.

     (a) Each party hereto hereby represents and warrants, severally and not jointly, to each other party hereto as follows:

     (i) Such party has all necessary power and authority to execute and deliver this Agreement and, upon consummation of the Merger, to consummate the transactions contemplated hereby.

     (ii) Assuming this Agreement has been duly and validly authorized, executed and delivered by the other parties hereto, upon consummation of the Merger, this Agreement will constitute a valid and binding agreement of such party, enforceable in accordance with its terms.

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     (iii) Neither the execution and delivery of this Agreement nor the consummation by such party of the of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such party is a party or by which such party is bound.

     6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction (this being in addition to any other remedy to which they are entitled at law or in equity), and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.

     7. Agreement Binding on Certain Transferees. Prior to any transfer of shares of Holdings Common Stock by any Stockholder (including pursuant to the terms of the Stockholders Agreement and other than pursuant to (i) a bona fide public offering of such shares or (ii) a sale of such shares pursuant to Rule 144 under the Securities Act of 1933 , as amended), the transferee of such shares must agree in writing to become bound by the terms of this Agreement.
For purposes of this Agreement, all references to Stockholders shall be deemed to refer to the Stockholders and all direct and indirect transferees thereof so required to become bound.

     8. Term of Agreement. The provisions of this Agreement shall continue in effect until the earliest to occur of (i) ten years from the date hereof, or
(ii) the mutual agreement of the parties hereto to an earlier date.

     9. Irrevocable Proxy. Each of the Stockholders (other than the recipient of the Proxy) hereby grants an irrevocable proxy to Clipper Capital Associates, L.P., on behalf of the Clipper Investors, and to Koch to vote all shares of Holdings Common Stock presently or at any future time owned beneficially or of record by such Stockholder which the Stockholder is entitled to vote, and to represent and otherwise act as such Stockholder could act, in the same manner and with the same effect as if such Stockholder were personally present, at any annual, special or other meeting of the stockholders of Holdings, and at any adjournment thereof (a "Meeting"), or pursuant to any written consent in lieu of meeting or otherwise; provided, however, that any such vote or consent in lieu thereof or any other action so taken shall be solely for the purposes of electing or removing the Clipper Designee and the Koch Designee as provided in
Section 3(a) and (b), respectively,

     10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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     11.  Amendments.  Except as otherwise specifically provided herein, this
Agreement shall not be amended other than by an instrument in writing signed by all of the parties hereto.

     12. Notices. Any notice of communication shall be sufficiently given if given in writing addressed as indicated on the signature pages hereto. Notice shall be deemed given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three business days after the date deposited in the United States mails. Each party by written notice to the other may designate additional or different addresses for subsequent notices or communications.

     13. Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

     14. Entire Agreement. The parties acknowledge that there are no other written agreements, contracts, covenants, promises, representations, warranties, inducements or understandings between them, with respect to the voting agreements contained herein.

     15. Governing Law. THE LAWS OF THE JURISDICTION IN WHICH HOLDINGS IS INCORPORATED, THE STATE OF DELAWARE, SHALL GOVERN THIS AGREEMENT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under their respective seals, as of the day and year first written above.

                            STX ACQUISITION CORP
                            Eight Green way Plaza
                            Suite 702
                            Houston, Texas 77046


                            By:_________________________
                            Name:
                            Title:

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                            STOCKHOLDERS:

                            INDIVIDUAL STOCKHOLDERS:



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                            ENTITY STOCKHOLDERS:

                            Entity Name:
                            Address:


                            By____________________________________
                            Name of Authorized Signatory:
                            Title:


                            Entity Name:
                            Address:


                            By____________________________________
                            Name of Authorized Signatory:
                            Title:

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                            Entity Name:
                            Address:


                            By____________________________________
                            Name of Authorized Signatory:
                            Title:


                            Entity Name:
                            Address:


                            By____________________________________
                            Name of Authorized Signatory:
                            Title:


                            Entity Name:
                            Address:


                            By____________________________________
                            Name of Authorized Signatory:
                            Title:


                            Entity Name:
                            Address:


                            By____________________________________
                            Name of Authorized Signatory:
                            Title:

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                            Entity Name:
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                            By____________________________________
                            Name of Authorized Signatory:
                            Title:

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